Exhibit 99.1

Media Contact:  Roy L. Morrow (216) 383-4893

Roy_Morrow@lincolnelectric.com

Lincoln Electric Reports 3Q’12 Sales of $697.6 Million;

3Q Operating income increase of 18.5%;

3Q EPS of $0.77, $0.80 as adjusted, an increase of 16.7%, 21.2% as adjusted

Third Quarter and Nine Month Highlights
▪ Sales were $697.6 million in the Third Quarter 2012; Sales were $2.2 billion for the nine months ended September 30, 2012, an increase of 8.4% from 2011

▪     Operating income increased 18.5% to $88.7 million, or 12.7% of sales, from $74.8 million, or 10.7% of sales, in the Third Quarter 2011; Adjusted operating income increased 22.6% to $91.8 million or 13.2% of sales

▪     Operating income increased 29.0% to $276.4 million, or 12.7% of sales, from $214.3 million, or 10.7% of sales, in the nine months ended September 30, 2011; Adjusted operating income increased 31.4% to $282.1 million, or 13.0% of sales

▪     Net income increased 16.6% to $64.8 million, or $0.77 per diluted share, from $55.5 million, or $0.66 per diluted share, in the Third Quarter 2011; Adjusted net income increased 21.5% to $67.5 million, or $0.80 per diluted share, from $55.5 million, or $0.66 per diluted share, in the Third Quarter 2011

▪     Net cash provided by operating activities was $82.5 million in the Third Quarter 2012; Net cash provided by operating activities in the nine months ended September 30, 2012 increased $112.9 million, or 86.6%, to $243.3 million

CLEVELAND, Ohio, U.S.A., October 31, 2012 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported third quarter 2012 net income of $64.8 million, or $0.77 per diluted share.  Adjusted net income was $67.5 million, or $0.80 per diluted share, compared to adjusted net income of $55.5 million, or $0.66 per diluted share, in the comparable 2011 period.

Sales were $697.6 million in the third quarter 2012 versus $701.6 million in the comparable 2011 period, a decrease of 0.6%.  Operating income for the third quarter increased $13.9 million to $88.7 million, or 12.7% of sales, from $74.8 million, or 10.7% of sales, in the comparable 2011 period.  The effective tax rate for the third quarter 2012 was 28.8% compared with 27.0% in the same period of 2011.

- more -

Lincoln Electric Reports Third Quarter 2012 Financial Results

Sales for the nine months ended September 30, 2012 were $2.2 billion versus $2.0 billion in the comparable 2011 period, an increase of 8.4%.  Operating income for the nine months ended September 30, 2012 increased $62.1 million to $276.4 million, or 12.7% of sales, from $214.3 million, or 10.7% of sales, in the comparable 2011 period.

Net income for the nine months ended September 30, 2012 was $195.3 million, or $2.32 per diluted share, compared with net income of $159.5 million, or $1.88 per diluted share, in the comparable 2011 period.  Adjusted net income was $199.9 million, or $2.37 per diluted share, compared to adjusted net income of $154.8 million, or $1.83 per diluted share, in the comparable 2011 period.  The effective tax rate for the nine months ended September 30, 2012 was 30.8% compared with 26.9% in 2011.  The nine months ended September 30, 2011 included a favorable $4.8 million tax adjustment for tax audit settlements.

“The Company delivered excellent operating results this quarter,” said John M. Stropki, Chairman and Chief Executive Officer.  “We expanded margins significantly, drove our return on invested capital to almost 19% and generated strong operating cash flows which we will continue to deploy to increase shareholder value.

“Our strong operating performance was delivered in spite of the challenges associated with a weaker macroeconomic environment in international markets and the slowing growth rates in our North America Welding segment.  Despite these headwinds, we saw stabilization in orders and revenues.  Although we remain cautious for the near term, we are mildly optimistic that the global economy could show moderate improvement in 2013.

“Our overall performance reflects the successful execution of our global growth and operational improvement strategies.  We will continue to explore attractive acquisitions that will shape our product portfolio and grow our global reach.  We plan to continue our strong investment in new product development and global commercial infrastructure.  We remain well positioned to execute our long-term strategic objectives, achieving significant earnings growth and superior returns on invested capital.”

- more -

Lincoln Electric Reports Third Quarter 2012 Financial Results

Net cash provided by operating activities decreased $2.3 million to $82.5 million in the third quarter from $84.8 million for the comparable period in 2011.  Third quarter cash flows from operations was reduced by a $56.0 million deposit related to a Canadian income tax dispute.  During the quarter, the Company returned $34.2 million to shareholders through the payment of $14.2 million in dividends and the repurchase of $20.0 million, or 481,300 of the Company’s common shares, for treasury.  The Company also invested $3.5 million in acquisitions and voluntarily contributed $17.3 million to its U.S. pension plans during the quarter.

Net cash provided by operating activities increased $112.9 million to $243.3 million in the nine months ended September 30, 2012 from $130.4 million for the comparable period in 2011.  The 2012 cash flows from operations was reduced by a $56.0 million deposit related to a Canadian income tax dispute.  During the period, the Company repaid its $80.0 million senior unsecured note.  The Company also returned $102.7 million to shareholders through the payment of $42.5 million in dividends and the repurchase of $60.2 million, or 1,341,984 of the Company’s common shares, for treasury during the period.  The Company also invested $52.9 million in acquisitions and voluntarily contributed $53.3 million to its U.S. pension plans.

The Company’s Board of Directors declared a quarterly cash dividend of $0.17 per share, which was paid on October 15, 2012 to holders of record on September 28, 2012.

Financial results for the third quarter 2012 can also be obtained at http://www.lincolnelectric.com/InvestorNews.

A conference call to discuss the third quarter 2012 financial results is scheduled for today, Wednesday, October 31, 2012, at 10:00 a.m., Eastern Time.  An audio webcast of the call is accessible through the Company’s website at http://www.lincolnelectric.com/InvestorWebcasts/.

- more -

Lincoln Electric Reports Third Quarter 2012 Financial Results

Adjusted operating income, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 45 manufacturing locations, including operations and joint ventures in 20 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.

#103112#

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

	Three Months Ended September 30,				Fav (Unfav) to Prior Year
	2012	% of Sales	2011	% of Sales	$	%
Net sales	$697,552	100.0%	$701,624	100.0%	$(4,072)	(0.6%)
Cost of goods sold	484,190	69.4%	516,172	73.6%	31,982	6.2%
Gross profit	213,362	30.6%	185,452	26.4%	27,910	15.0%
Selling, general & administrative expenses	121,602	17.4%	110,629	15.8%	(10,973)	(9.9%)
Rationalization and asset impairment charges (gains)	3,059	0.4%	—	—	(3,059)	(100.0%)
Operating income	88,701	12.7%	74,823	10.7%	13,878	18.5%
Interest income	916	0.1%	1,167	0.2%	(251)	(21.5%)
Equity earnings in affiliates	1,566	0.2%	1,488	0.2%	78	5.2%
Other income	746	0.1%	147	—	599	407.5%
Interest expense	(1,040)	(0.1%)	(1,752)	(0.2%)	712	40.6%
Income before income taxes	90,889	13.0%	75,873	10.8%	15,016	19.8%
Income taxes	26,153	3.7%	20,515	2.9%	(5,638)	(27.5%)
Effective tax rate	28.8%		27.0%		(1.7% )
Net income including noncontrolling interests	64,736	9.3%	55,358	7.9%	9,378	16.9%
Noncontrolling interests in subsidiaries’ loss	(29)	—	(172)	—	143	83.1%
Net income	$64,765	9.3%	$55,530	7.9%	$9,235	16.6%

Basic earnings per share	$0.78		$0.66		$0.12	18.2%
Diluted earnings per share	$0.77		$0.66		$0.11	16.7%

Weighted average shares (basic)	82,918		83,613
Weighted average shares (diluted)	83,916		84,549

	Nine Months Ended September 30,				Fav (Unfav) to Prior Year
	2012	% of Sales	2011	% of Sales	$	%
Net sales	$2,168,719	100.0%	$2,000,096	100.0%	$168,623	8.4%
Cost of goods sold	1,515,095	69.9%	1,457,702	72.9%	(57,393)	(3.9%)
Gross profit	653,624	30.1%	542,394	27.1%	111,230	20.5%
Selling, general & administrative expenses	372,931	17.2%	327,794	16.4%	(45,137)	(13.8%)
Rationalization and asset impairment charges (gains)	4,317	0.2%	282	—	(4,035)	(1430.9%)
Operating income	276,376	12.7%	214,318	10.7%	62,058	29.0%
Interest income	2,648	0.1%	2,436	0.1%	212	8.7%
Equity earnings in affiliates	4,264	0.2%	4,033	0.2%	231	5.7%
Other income	2,015	0.1%	2,154	0.1%	(139)	(6.5%)
Interest expense	(3,338)	(0.2%)	(5,037)	(0.3%)	1,699	33.7%
Income before income taxes	281,965	13.0%	217,904	10.9%	64,061	29.4%
Income taxes	86,715	4.0%	58,582	2.9%	(28,133)	(48.0%)
Effective tax rate	30.8%		26.9%		(3.9% )
Net income including noncontrolling interests	195,250	9.0%	159,322	8.0%	35,928	22.6%
Noncontrolling interests in subsidiaries’ loss	(77)	—	(131)	—	54	41.2%
Net income	$195,327	9.0%	$159,453	8.0%	$35,874	22.5%

Basic earnings per share	$2.35		$1.90		$0.45	23.7%
Diluted earnings per share	$2.32		$1.88		$0.44	23.4%

Weighted average shares (basic)	83,233		83,781
Weighted average shares (diluted)	84,326		84,826

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Operating income as reported	$88,701	$74,823	$276,376	$214,318
Special items (pre-tax):
Rationalization and asset impairment charges (gains) (1)	3,059	—	4,317	282
Venezuelan statutory severance obligation (2)	—	—	1,381	—
Adjusted operating income (4)	$91,760	$74,823	$282,074	$214,600

Net income as reported	$64,765	$55,530	$195,327	$159,453
Special items (after-tax):
Rationalization and asset impairment charges (gains) (1)	2,704	—	3,619	237
Venezuelan statutory severance obligation (2)	—	—	906	—
Adjustment for tax audit settlements (3)	—	—	—	(4,844)
Adjusted net income (4)	$67,469	$55,530	$199,852	$154,846

Diluted earnings per share as reported	$0.77	$0.66	$2.32	$1.88
Special items	0.03	—	0.05	(0.05)
Adjusted diluted earnings per share (4)	$0.80	$0.66	$2.37	$1.83

Weighted average shares (diluted)	83,916	84,549	84,326	84,826

(1)

The three and nine month periods ended September 30, 2012 include net charges associated with severance, impairment and other costs from the consolidation of manufacturing operations initiated in 2012 partially  offset by gains related to the sale of assets at rationalized operations.  The nine month period ended Septembr 30, 2011 includes charges associated with severance and other costs from the consolidation of manufacturing operations initiated in 2009 partially offset by gains related to the sale of assets at rationalized operations.

(2)	Represents an unfavorable adjustment due to a change in Venezuelan labor law which provides for increased employee severance obligations.

(3)	Represents a favorable adjustment for tax audit settlements.

(4)

Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	September 30, 2012	December 31, 2011

Cash and cash equivalents	$340,675	$361,101
Total current assets	1,239,631	1,219,270
Property, plant and equipment, net	479,024	470,451
Total assets	2,091,522	1,976,776

Total current liabilities	492,702	471,042
Short-term debt (1)	19,494	101,418
Long-term debt	1,680	1,960
Total equity	1,336,191	1,193,242

Net Operating Working Capital	September 30, 2012	December 31, 2011

Accounts receivable	$391,360	$386,197
Inventory	390,948	373,238
Trade accounts payable	186,545	176,312
Net operating working capital	$595,763	$583,123

Net operating working capital to net sales (2)	21.4%	21.0%

Invested Capital	September 30, 2012	December 31, 2011

Short-term debt (1)	$19,494	$101,418
Long-term debt	1,680	1,960
Total debt	21,174	103,378
Total equity	1,336,191	1,193,242
Invested capital	$1,357,365	$1,296,620

Total debt / invested capital	1.6%	8.0%
Return on invested capital (3)	18.7%	16.9%

(1)	Includes current portion of long-term debt.

(2)	Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(3)	Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2012	2011
OPERATING ACTIVITIES:
Net income	$64,765	$55,530
Noncontrolling interests in subsidiaries’ loss	(29)	(172)
Net income including noncontrolling interests	64,736	55,358
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	357	—
Depreciation and amortization	16,435	15,740
Equity earnings in affiliates, net	(738)	(758)
Other non-cash items, net	(6,515)	3,624
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	35,299	3,436
Decrease in inventories	13,870	13,000
Decrease in trade accounts payable	(17,565)	(31,049)
Decrease in accrued pensions	(17,615)	(13,946)
Net change in other current assets and liabilities	50,929	39,699
Net change in other long-term assets and liabilities	(56,738)	(302)
NET CASH PROVIDED BY OPERATING ACTIVITIES	82,455	84,802

INVESTING ACTIVITIES:
Capital expenditures	(13,060)	(21,380)
Acquisition of businesses, net of cash acquired	(3,516)	(44,459)
Proceeds from sale of property, plant and equipment	200	154
NET CASH USED BY INVESTING ACTIVITIES	(16,376)	(65,685)

FINANCING ACTIVITIES:
Net change in borrowings	(2,632)	(1,392)
Proceeds from exercise of stock options	483	1,012
Tax benefit from exercise of stock options	140	300
Purchase of shares for treasury	(20,017)	(14,321)
Cash dividends paid to shareholders	(14,147)	(12,996)
NET CASH USED BY FINANCING ACTIVITIES	(36,173)	(27,397)

Effect of exchange rate changes on Cash and cash equivalents	2,806	(8,175)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	32,712	(16,455)
Cash and cash equivalents at beginning of period	307,963	337,915
Cash and cash equivalents at end of period	$340,675	$321,460

Cash dividends paid per share	$0.17	$0.155

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2012	2011
OPERATING ACTIVITIES:
Net income	$195,327	$159,453
Noncontrolling interests in subsidiaries’ loss	(77)	(131)
Net income including noncontrolling interests	195,250	159,322
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	357	23
Depreciation and amortization	48,220	47,089
Equity earnings in affiliates, net	(1,449)	(1,316)
Other non-cash items, net	29,159	28,056
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (increase) in accounts receivable	13,750	(72,287)
Increase in inventories	(6,832)	(98,727)
(Decrease) increase in trade accounts payable	(1,182)	34,988
Decrease in accrued pensions	(54,472)	(30,490)
Net change in other current assets and liabilities	73,413	67,084
Net change in other long-term assets and liabilities	(52,873)	(3,364)
NET CASH PROVIDED BY OPERATING ACTIVITIES	243,341	130,378

INVESTING ACTIVITIES:
Capital expenditures	(39,307)	(50,750)
Acquisition of businesses, net of cash acquired	(52,851)	(62,340)
Proceeds from sale of property, plant and equipment	538	1,003
Other investing activities	(1,541)	—
NET CASH USED BY INVESTING ACTIVITIES	(93,161)	(112,087)

FINANCING ACTIVITIES:
Net change in borrowings	(88,001)	(2,878)
Proceeds from exercise of stock options	12,695	7,211
Tax benefit from exercise of stock options	5,594	2,327
Purchase of shares for treasury	(60,155)	(27,630)
Cash dividends paid to shareholders	(42,510)	(39,001)
NET CASH USED BY FINANCING ACTIVITIES	(172,377)	(59,971)

Effect of exchange rate changes on Cash and cash equivalents	1,771	(3,053)
DECREASE IN CASH AND CASH EQUIVALENTS	(20,426)	(44,733)
Cash and cash equivalents at beginning of period	361,101	366,193
Cash and cash equivalents at end of period	$340,675	$321,460

Cash dividends paid per share	$0.51	$0.465

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	North America Welding	Europe Welding	Asia Pacific Welding	South America Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended September 30, 2012
Net sales	$390,327	$104,480	$76,263	$44,545	$81,937	$—	$697,552
Inter-segment sales	28,186	3,261	2,748	27	1,869	(36,091)	—
Total	$418,513	$107,741	$79,011	$44,572	$83,806	$(36,091)	$697,552

EBIT (1)	$70,320	$6,641	$1,346	$7,587	$7,739	$(2,620)	$91,013
As a percent of total sales	16.8%	6.2%	1.7%	17.0%	9.2%		13.0%

Special items charge (gain) (2)	$477	$1,874	$708	$—	$—	$—	$3,059

EBIT, as adjusted (4)	$70,797	$8,515	$2,054	$7,587	$7,739	$(2,620)	$94,072
As a percent of total sales	16.9%	7.9%	2.6%	17.0%	9.2%		13.5%

Three months ended September 30, 2011
Net sales	$345,182	$128,294	$97,790	$44,169	$86,189	$—	$701,624
Inter-segment sales	33,070	3,238	4,111	254	2,485	(43,158)	—
Total	$378,252	$131,532	$101,901	$44,423	$88,674	$(43,158)	$701,624

EBIT (1)	$53,436	$10,282	$1,899	$4,025	$5,010	$1,806	$76,458
As a percent of total sales	14.1%	7.8%	1.9%	9.1%	5.6%		10.9%

Special items charge (gain) (3)	$—	$—	$—	$—	$—	$—	$—

EBIT, as adjusted (4)	$53,436	$10,282	$1,899	$4,025	$5,010	$1,806	$76,458
As a percent of total sales	14.1%	7.8%	1.9%	9.1%	5.6%		10.9%

Nine months ended September 30, 2012
Net sales	$1,187,879	$344,720	$254,259	$121,552	$260,309	$—	$2,168,719
Inter-segment sales	101,386	12,178	11,641	38	6,605	(131,848)	—
Total	$1,289,265	$356,898	$265,900	$121,590	$266,914	$(131,848)	$2,168,719

EBIT (1)	$216,318	$29,851	$7,344	$12,091	$23,933	$(6,882)	$282,655
As a percent of total sales	16.8%	8.4%	2.8%	9.9%	9.0%		13.0%

Special items charge (gain) (2)	$554	$2,466	$1,297	$1,381	$—	$—	$5,698

EBIT, as adjusted (4)	$216,872	$32,317	$8,641	$13,472	$23,933	$(6,882)	$288,353
As a percent of total sales	16.8%	9.1%	3.2%	11.1%	9.0%		13.3%

Nine months ended September 30, 2011
Net sales	$947,594	$381,750	$288,072	$116,011	$266,669	$—	$2,000,096
Inter-segment sales	105,419	13,375	10,721	374	6,735	(136,624)	—
Total	$1,053,013	$395,125	$298,793	$116,385	$273,404	$(136,624)	$2,000,096

EBIT (1)	$158,192	$26,875	$3,391	$9,600	$20,750	$1,697	$220,505
As a percent of total sales	15.0%	6.8%	1.1%	8.2%	7.6%		11.0%

Special items charge (gain) (3)	$—	$392	$(110)	$—	$—	$—	$282

EBIT, as adjusted (4)	$158,192	$27,267	$3,281	$9,600	$20,750	$1,697	$220,787
As a percent of total sales	15.0%	6.9%	1.1%	8.2%	7.6%		11.0%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)

Special items in the three and nine month periods ended September 30, 2012 include rationalization and asset impairment charges (gains).  Special items in the nine months ended September 30, 2012 also include an unfavorable adjustment due to a change in Venezuelan labor law which provides for increased employee severance obligations.

(3)	Special items include rationalization and asset impairment charges (gains).

(4)	The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2011	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2012
Operating Segments
North America Welding	$345,182	$9,479	$26,804	$9,267	$(405)	$390,327
Europe Welding	128,294	(11,366)	—	(630)	(11,818)	104,480
Asia Pacific Welding	97,790	(18,989)	—	(1,035)	(1,503)	76,263
South America Welding	44,169	(1,237)	—	5,114	(3,501)	44,545
The Harris Products Group	86,189	6,440	—	(7,220)	(3,472)	81,937
Consolidated	$701,624	$(15,673)	$26,804	$5,496	$(20,699)	$697,552

% Change
North America Welding		2.7%	7.8%	2.7%	(0.1%)	13.1%
Europe Welding		(8.9%)	—	(0.5%)	(9.2%)	(18.6%)
Asia Pacific Welding		(19.4%)	—	(1.1%)	(1.5%)	(22.0%)
South America Welding		(2.8%)	—	11.6%	(7.9%)	0.9%
The Harris Products Group		7.5%	—	(8.4%)	(4.0%)	(4.9%)
Consolidated		(2.2%)	3.8%	0.8%	(3.0%)	(0.6%)

Nine Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2011	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2012
Operating Segments
North America Welding	$947,594	$115,620	$98,361	$31,052	$(4,748)	$1,187,879
Europe Welding	381,750	(20,247)	8,322	7,126	(32,231)	344,720
Asia Pacific Welding	288,072	(36,151)	—	2,075	263	254,259
South America Welding	116,011	416	—	12,690	(7,565)	121,552
The Harris Products Group	266,669	15,741	—	(14,131)	(7,970)	260,309
Consolidated	$2,000,096	$75,379	$106,683	$38,812	$(52,251)	$2,168,719

% Change
North America Welding		12.2%	10.4%	3.3%	(0.5%)	25.4%
Europe Welding		(5.3%)	2.2%	1.9%	(8.4%)	(9.7%)
Asia Pacific Welding		(12.5%)	—	0.7%	0.1%	(11.7%)
South America Welding		0.4%	—	10.9%	(6.5%)	4.8%
The Harris Products Group		5.9%	—	(5.3%)	(3.0%)	(2.4%)
Consolidated		3.8%	5.3%	1.9%	(2.6%)	8.4%